AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                 REGISTRATION NO. 333-25307
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                               Amendment No. 2 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                             INFINITE MACHINES CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                           52-1490422
(State or Other Jurisdiction                              (I.R.S. Employer
     of Incorporation or                                   Identification
        Organization)                                          Number)

                           300 Metro Center Boulevard
                           Warwick, Rhode Island 02886
                                 (401) 737-7900
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                          -----------------------------

                              Clifford G. Brockmyre
                                    President
                           300 Metro Center Boulevard
                           Warwick, Rhode Island 02886
                                 (401) 737-7900
                     (Name, Address, Including Zip Code, and
                        Telephone Number, Including Area
                       Code, of Agent for Service) Please
                        send copies of all correspondence
                                       to:

                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-5030
                             Fax No. (212) 838-9190

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                              --------------------

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box |_|.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|.

Item 16. Exhibits

Exhibit No.                 Description
-----------                 -----------


5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered.**


23.1                        Consent of Freed Maxick Sachs & Murphy, PC*

23.3                        Consent of Morse, Zelnick, Rose & Lander, LLP
                            (included in Exhibit 5.1)

25.1                        Power of Attorney**

----------
*   Filed herewith.

**  Previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Incline Village, Nevada on the 2nd day of July, 1997.


                                            INFINITE MACHINES CORP.

                                            By:/s/ Carle C. Conway
                                               ---------------------
                                               Carle C. Conway, Chief Executive
                                               Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carle C. Conway, Kenneth S. Rose, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in he capacities and on the dates indicated.

Signatures                            Title                           Date
----------                            -----                           ----


/s/  Carle C. Conway         Director, Chairman of the Board      July 2, 1997
----------------------------   and Chief Executive Officer
     Carle C. Conway


            *                Director, President                  July 2, 1997
----------------------------   and Chief Operating Officer
     Clifford G. Brockmyre


            *                Principal Financial                  July 2, 1997
----------------------------   and Accounting Officer
     Daniel T. Landi


            *                Director                             July 2, 1997
----------------------------
     Robert J. Sherwood


            *                Director                             July 2, 1997
----------------------------
     Michael Smith


* By: /s/ Carle C. Conway
      ---------------------
      Carle C. Conway,
      Attorney in fact
                                      II-2